SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

[x]   Filed by the Registrant
[ ]   Filed by a Party other than the Registrant

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ]   Confidential, for Use of
[x]   Definitive Proxy Statement                 the Commission Only (as
[ ]   Definitive Additional Materials            permitted by Rule 14a-6(e)(2))
[ ]   Soliciting Material Under Rule 14a-12


                              WEINER'S STORES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
           (1)   Title of each class of securities to which transaction
                 applies:
           (2)   Aggregate number of securities to which transaction
                 applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)    Proposed maximum aggregate value of transaction:
          (5)    Total fee paid:
[ ]       Fee paid previously with preliminary materials.
[ ]       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)   Amount Previously Paid:
           (2)   Form, Schedule or Registration Statement No.:
           (3)   Filing Party:
           (4)   Date Filed:



80289.0001

                              WEINER'S STORES, INC.
                               6005 WESTVIEW DRIVE
                                HOUSTON, TX 77055
                                 (713) 688-1331
    ------------------------------------------------------------------------

           NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 24, 2001
                          ----------------------------

TO THE STOCKHOLDERS OF WEINER'S STORES, INC.:

           Notice is hereby given that the Annual Meeting of Stockholders of Weiner's Stores, Inc. (the "Company") will be held at the executive offices of the Company, 6005 Westview Dr., Houston, Texas, on Thursday, May 24, 2001 at 8:30 A.M. local time (the "Annual Meeting"), for the following purposes:

         1. To elect five members of the Board of Directors, each to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

         2. To ratify the appointment of independent auditors for the Company and its subsidiary for the fiscal year ending February 2, 2002;

         3. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to reduce the total number of authorized shares of all classes of capital stock to 30,000,000 shares, all of which will be shares of common stock, par value $0.01 per share; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

           The accompanying Proxy Statement contains further information with respect to these matters.

           The Company has fixed the close of business on March 26, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of Common Stock of the Company represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement, FOR the ratification of the appointment of the independent auditors for the Company and its subsidiary named in such Proxy Statement and FOR the adoption of the amendment to the Company's Restated Certificate of Incorporation to reduce the total number of authorized shares of all classes of capital stock to 30,000,000 shares. The list of stockholders of the Company may be examined at the offices of the Company at 6005 Westview Drive, Houston, Texas 77055.

           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.


                                            By Order of the Board of Directors

                                            Michael S. Marcus
                                            Secretary
April 16, 2001

                              WEINER'S STORES, INC.
                               6005 WESTVIEW DRIVE
                                HOUSTON, TX 77055
                                 (713) 688-1331
            ---------------------------------------------------------

                                 PROXY STATEMENT

         FOR 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2001

           This Proxy Statement is being furnished by the Board of Directors (the "Board" or "Board of Directors") of Weiner's Stores, Inc., a Delaware corporation (the "Company"), 6005 Westview Drive, Houston, TX 77055, in connection with the solicitation of proxies by the Board from stockholders for the Annual Meeting of Stockholders of the Company to be held on May 24, 2001, at 8:30 A.M. local time at the executive offices of the Company, 6005 Westview Dr., Houston, Texas, or any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), entitled to vote thereat will be necessary to constitute a quorum.

           The Company has fixed the close of business on March 26, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 18,509,710 shares of Common Stock, which is the Company's only class of voting securities. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Each stockholder is entitled to one vote for each share of Common Stock held of record. A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on the Record Date shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock is required for approval of Proposal No. 3 to amend the Restated Certificate of Incorporation of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon. Broker non-votes will not be considered present for purposes of calculating the vote.

           Votes will be tabulated by American Stock Transfer & Trust Company, the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote (the "Inspector(s) of Election"). In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

           All shares of Common Stock represented by properly executed proxies in the accompanying form will be voted at the Annual Meeting in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares of Common Stock represented by such proxies will be voted FOR PROPOSALS 1, 2 AND 3. The Board of Directors is not aware of any business to be brought before the Annual Meeting other than as indicated in the accompanying notice, but it is intended that, as to any other such business properly coming before the Annual Meeting, votes may be cast pursuant to such proxies in accordance with the judgment of the persons acting thereunder.

           Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company at the address above of written notice of such revocation; (b) receipt by the Secretary of the Company at the address above of a duly executed proxy bearing a later date; or (c) appearance by the stockholder at the Annual Meeting and notice by such stockholder of revocation of such proxy given to the Inspector(s) of Election.

           This Proxy Statement is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Annual Meeting on or about April 16, 2001.

           The date of this Proxy Statement is April 16, 2001.

                            OWNERSHIP OF COMMON STOCK
                             BY DIRECTORS, EXECUTIVE
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

           To the best knowledge of the Company, the following table sets forth certain information concerning the beneficial ownership as of March 26, 2001 of Common Stock by (a) each stockholder known by the Company, based on information filed by such stockholder with the Securities and Exchange Commission (the "Commission") as of March 26, 2001 and the Company's stock transfer records, to own beneficially in excess of five percent of the Common Stock, (b) each executive officer named in "Executive Compensation -- Summary Compensation Table" and each member of the Board of Directors and (c) all executive officers and members of the Board of Directors as a group. Except as otherwise indicated, to the best knowledge of the Company, all persons listed below have (i) sole voting power and sole investment power, except to the extent that authority is shared by spouses under applicable law, and (ii) both record and beneficial ownership with respect to the shares of Common Stock indicated as being beneficially owned by them.

                           Name of                                       Number of Shares
                      Beneficial Owner                                  Beneficially Owned                Percentage Ownership
                      ----------------                                  ------------------                --------------------
Chase Bank of Texas ........................................                8,609,017                            46.51%
707 Travis Street
Houston, Texas 77002

Sol B. Weiner...............................................                1,843,674                             9.96%
434 Hunterwood
Houston, Texas 77024

Raymond J. Miller (1).......................................                  240,000                             1.30%

Joseph J. Kassa (2).........................................                  115,000                                 *

Michael S. Marcus (2) ......................................                   21,666                                 *

Herbert R. Douglas..........................................                       --                                --

Randall L. Lambert..........................................                       --                                --

Gasper Mir..................................................                       --                                --

F. Hall Webb (3)............................................                      (3)                               (3)

All directors and executive officers as a group
     (7 persons) (1), (2), (3)..............................                8,985,683                            48.55%


--------------------------------------
*      Less than one percent of the Common Stock.

(1) Includes 80,000 shares of Common Stock granted pursuant to the Weiner's Stores, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan") and 125,000 shares of Common Stock issuable pursuant to options granted pursuant to the 1997 Stock Plan and the Weiner's Stores, Inc. 1999 Stock Incentive Plan (the "1999 Stock Plan") which are currently exercisable. Does not include 100,000 shares of Common Stock issuable pursuant to options granted to Mr. Miller pursuant to the 1999 Stock Plan, none of which options are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(2) Includes shares of Common Stock issuable pursuant to options granted to members of management, including Messrs. Kassa (75,000) and Marcus (21,666), respectively, in each case pursuant to the 1997 Stock Plan and/or 1999 Stock Plan, which are currently exercisable. Also includes shares of Common Stock granted pursuant to the 1997 Stock Plan to Mr. Kassa (40,000). Does not include shares of Common Stock issuable pursuant to options granted to members of management, including Messrs. Kassa (100,000) and Marcus (63,334), respectively, in each case pursuant to the 1997 Stock Plan and/or the 1999 Stock Plan, none of which options are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(3) Mr. Webb, who is a director of the Company, is Senior Vice President of Chase Bank of Texas and may therefore be deemed to share beneficial ownership of the 8,609,017 shares of Common Stock shown as beneficially owned by Chase Bank of Texas. Mr. Webb disclaims beneficial ownership of such shares of Common Stock.

                        PROPOSAL 1. ELECTION OF DIRECTORS

       The Company's Board currently consists of five directors. Two vacancies currently exist on the Board of Directors. No nominees have been named to fill such two vacancies. The Company and its Board of Directors are continuing the process of considering potential candidates who may be suitable to fill these positions, and the Board may appoint one or more director prior to the 2002 Annual Meeting of Stockholders to fill such vacancies. Proxies cannot be voted for a greater number of persons than the five nominees for director named in this Proxy Statement. The terms of all directors named below expire at the Annual Meeting, and all such directors are standing for re-election. Accordingly, the nominees for director are Raymond J. Miller, Herbert R. Douglas, Randall L. Lambert, Gasper Mir and F. Hall Webb. The directors to be elected at the Annual Meeting will serve until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

       It is intended that the proxies received from the holders of Common Stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. Miller, Douglas, Lambert, Mir and Webb. If, for any reason, any of the nominees for director shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. The Company has no reason to believe that any nominee will be unable to serve as a director.

       For information concerning the number of shares of the Company's Common Stock owned by each director, each nominee for director, and all directors and executive officers as a group as of March 26, 2001, see "Ownership of Common Stock by Directors, Executive Officers and Certain Beneficial Owners."

DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth the names, ages and positions with the Company of its executive officers and members of the Board of Directors, as well as the year each joined the Company and/or its Board:

                                               Year Joined
              Name                    Age        Company                                Position Held
-------------------------------     ------       -------      -----------------------------------------------------------------
Raymond J. Miller..............       49          1995        Chairman of the Board of Directors and Chief Executive Officer
Joseph J. Kassa................       45          1996        President
Michael S. Marcus..............       46          1997        Vice President, Chief Financial Officer, Treasurer and Secretary
Herbert R. Douglas.............       59          1995        Director
Randall L. Lambert.............       43          1997        Director
Gasper Mir.....................       54          1997        Director
F. Hall Webb...................       52          1997        Director


           The Board of Directors elects officers to hold office until the next annual meeting of the Board of Directors or until their successors are elected, or until their resignation or removal. The Chairman may appoint additional officers to hold office until their successors are appointed, or until their resignation or removal. The current officers were most recently elected by the Board of Directors on May 25, 2000. No family relationships exist among the directors and executive officers of the Company.

           Raymond J. Miller, Chairman of the Board of Directors and Chief Executive Officer. Mr. Miller has served as a director of the Company since August 1997 and has held his current position since September 2000. Mr. Miller served as Chairman of the Board, Chief Executive Officer and President of the Company from June 2000 to September 2000. Mr. Miller served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of the Company from June 1999 to June 2000. Mr. Miller served as Vice President, Chief Financial Officer and Secretary of the Company from January 1996 to June 1999 and as the Company's Chief Financial Officer from February 1995 to January 1996.

           Joseph J. Kassa, President. Mr. Kassa has held his current position since September 2000. Mr. Kassa served as Executive Vice President, General Merchandise Manager of the Company from June 2000 to September 2000. Mr. Kassa served as Senior Vice President and General Merchandise Manager of the Company from June 1999 to June 2000 and as Vice President, Marketing, Sales Promotion and Real Estate of the Company from April 1997 to June 1999. Prior thereto, Mr. Kassa served as the Company's Vice President, Marketing and Sales Promotion since February 1996. Mr. Kassa served as Senior Vice President of Advertising, Marketing and Sales Promotion of Jamesway Corporation, a New Jersey-based discount store chain, from 1991 to 1995.

           Michael S. Marcus, Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Marcus has held his current position since June 2000. Mr. Marcus served as Vice President, Controller, Treasurer and Assistant Secretary of the Company from June 1999 to June 2000 and as Controller and Treasurer of the Company from November 1997 to June 1999. Mr. Marcus served in various executive positions with Catherines Stores Corporation, a Tennessee based specialty retail chain, from 1989 to 1997, most recently as Controller and Assistant Treasurer.

           Herbert R. Douglas, Director. Mr. Douglas has served as a director of the Company since December 1995. Mr. Douglas retired as the Company's Chairman of the Board, President and Chief Executive Officer in June 2000. Mr. Douglas had served as President and Chief Executive Officer of the Company since December 1995 and was elected as its Chairman of the Board in September 1997.

           Randall L. Lambert, Director. Mr. Lambert has served as a director of the Company since August 1997. Mr. Lambert is the Managing Director of Chanin Capital Partners, a financial advisory/investment banking firm based in New York and Los Angeles. Prior to his service with Chanin Capital Partners, he served as Managing Director of Private Transactions of BDS Securities, LLC, a distressed and specialty situation brokerage firm based in New York, from 1995 to 1997. Mr. Lambert served as Vice President of Brian M. Enterprises, Inc., an investment-banking firm in Millburn, New Jersey, from 1987 to 1995.

           Gasper Mir, Director. Mr. Mir has served as a director of the Company since August 1997. Mr. Mir is the founder of the professional accounting firm of Mir-Fox & Rodriguez, P.C., based in Houston, Texas, and has served as its President since 1983.

           F. Hall Webb, Director. Mr. Webb has served as a director of the Company since August 1997. Mr. Webb has served as Senior Vice President with Chase Bank of Texas based in Houston, Texas, since 1987. Mr. Webb has held various executive positions with Chemical Bank/Chase Bank since 1973.

DIRECTOR COMPENSATION

           The Company pays members of the Board of Directors of the Company who are not employees of the Company compensation which consists of (i) a $25,000 annual retainer, (ii) a $2,000 per meeting fee for attendance in person and
(iii) a $3,000 committee chairman retainer. The annual retainer is designed to cover the annual stockholders meeting, regular Board meetings and up to six telephonic meetings. Separate compensation is not payable for committee meetings, although directors are entitled to reimbursement for expenses incurred in attending Board and committee meetings, including expenses for travel, food and lodging.

           During fiscal 2000 Herbert R. Douglas a member of the Board of Directors provided consulting services to the Company for the period from July

2, 2000 until August 31, 2000. Mr. Douglas was paid $84,375 for these services, and the consulting arrangement terminated on August 31, 2000.

BOARD OF DIRECTORS

           The Board met six times during the fiscal year ended February 3, 2001 and took action by unanimous written consent on two occasions. Further information concerning the Board's standing committees appears below.

AUDIT COMMITTEE

           The Audit Committee consists of three directors independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee recommends the selection of the Company's independent auditors, periodically reviews the adequacy of the Company's internal financial controls, reviews with the Company's independent auditors the annual audit, and periodically reviews the terms of material transactions between the Company and its affiliates and subsidiaries. The Audit Committee currently consists of Messrs. Mir, as its chairman, Webb and Lambert. The Audit Committee met two times in fiscal 2000.

           The Board of Directors has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" under the rules of the National Association of Securities Dealers.

           The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION COMMITTEE

           The Compensation Committee consists of three directors independent of management, and its function includes administration of the 1997 Stock Plan and the 1999 Stock Plan and other management compensation matters. The Compensation Committee currently consists of Messrs. Webb, as its chairman, Lambert and Mir. During fiscal 2000, the Compensation Committee met three times.

EXECUTIVE COMMITTEE

           The Executive Committee consists of three directors and functions such that, between meetings of the Board of Directors, it has and may exercise, except as otherwise provided by law, all the powers of the Board of Directors in the management of the property, business and affairs of the Company. The Executive Committee currently consists of Messrs. Miller, as its chairman, Webb and Douglas. The Executive Committee met one time in fiscal 2000.

NOMINATING COMMITTEE

           The Company has no Nominating Committee, and such functions are performed by the Executive Committee, which recommends to the Board of Directors the names of persons to be nominated for election as members of the Board of Directors of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the

Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

           Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5 filings were required, the Company believes that during fiscal 2000, all such
Section 16(a) filing requirements were timely satisfied.

EXECUTIVE COMPENSATION

            The following table sets forth the cash and non-cash compensation for the Company's last three completed fiscal years, to the extent applicable, earned by (i) the Chairman and Chief Executive Officer, (ii) the President and
(iii) the other most highly compensated executive officer of the Company who was serving as an executive officer of the Company on February 3, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                       Compensation
                                                                                      ----------------
                                             Annual Compensation                          Awards
                            -------------------------------------------------------   ----------------
                                      Salary ($)     Bonus ($)      Other Annual         Securities        All Other
                                                                    Compensation         Underlying      Compensation
                                                                        ($)           Options/ SARS(#)      ($)(1)
                            -------------------------------------------------------   -----------------------------------
Raymond J. Miller.........   2000       $246,256     $37,500(2)             $116          -                     $552
   Chairman and Chief        1999        222,152         -             -                   100,000         44,746(3)
   Executive Officer         1998        220,000         25,000        -                  -                      545

Joseph J. Kassa...........   2000        193,790      30,000(2)           13,632          -                      705
   President                 1999        150,999         -                19,120           100,000         22,324(3)
                             1998        150,000         -                15,274          -                      545

Michael S. Marcus........    2000        119,069      14,000(2)        -                    20,000               552
   Vice President, Chief     1999        101,634         -             -                    50,000               412
   Financial Officer,
   Treasurer and
   Secretary



(1) Reflects the dollar value of insurance payments by the Company with respect to term life insurance for the benefit of each named executive officer.

(2) Reflects payments made under the Executive Retention Plan adopted September 19, 2000 and assumed by the Company as debtor-in-possession in its Chapter 11 case on November 22, 2000.

(3) Also reflects an amount equal to the total federal, state and local income taxes resulting from the vesting of grants of restricted shares of Common Stock to the named executive officer under the 1997 Stock Plan and the reimbursement of all such taxes which the named executive officer was obligated to pay in accordance with the respective Restrictive Stock Agreements between the named executive officer and the Company. Pursuant to such Restricted Stock Agreements under the 1997 Stock Plan, Mr. Miller received a grant of 80,000 shares of restricted Common Stock and Mr. Kassa received a grant of 40,000 shares of restricted Common Stock. Such tax payment and reimbursement amount was, in the case of Mr. Miller, $44,176 and Mr. Kassa, $22,088.

EMPLOYMENT AGREEMENTS

           Raymond J. Miller. On February 1, 2000, the Company entered into an employment agreement with Mr. Miller which was subsequently amended as of June 28, 2000, September 19, 2000 and November 20, 2000 (as so amended, the "Miller Agreement"). Pursuant to the Miller Agreement, Mr. Miller's base salary is $250,000 per year. The Miller Agreement further provides a severance payment for Mr. Miller if he is terminated for any reason other than "cause" or resigns for "good reason," including a "change in control" (as such terms are defined in the Miller Agreement). Such severance payment equals 125% of Mr. Miller's then current annual base salary. The Miller Agreement terminates on January 31, 2003.

Further, the Miller Agreement provides that in the event Mr. Miller's employment terminates on January 31, 2003, Mr. Miller shall be entitled to a lump sum payment equal to 125% of Mr. Miller's then current annual base salary.

           Joseph J. Kassa. On February 1, 2000, the Company entered into an employment agreement with Mr. Kassa which was subsequently amended as of June 28, 2000, September 19, 2000 and November 20, 2000 (as so amended, the "Kassa Agreement"). Pursuant to the Kassa Agreement, Mr. Kassa's base salary is $200,000 per year. The Kassa Agreement further provides a severance payment for Mr. Kassa if he is terminated for any reason other than "cause" or resigns for "good reason" including a "change in control" (as such terms are defined in the Kassa Agreement). Such severance payment equals 125% of Mr. Kassa's then current annual base salary. The Kassa Agreement terminates on January 31, 2003. Further, the Kassa Agreement provides that in the event Mr. Kassa's employment terminates on January 31, 2003, Mr. Kassa shall be entitled to a lump sum payment equal to 125% of Mr. Kassa's then current annual base salary.

           Other Employment Agreements. The Company has entered into agreements with certain key employees in an effort to retain the continuity of the core management team for a meaningful period. In addition, with respect to certain of its officers, other than Messrs. Miller and Kassa, the Company has, while not in any way altering such employees' employment-at-will status, provided for a separation payment equal to six months base salary in the event of their termination other than for cause. The purpose of such agreements is to provide the Company with continuity of management by providing its officers and key employees with appropriate assurances of employment security sufficient to allow them to concentrate on their duties for the Company without distraction.

           The above described agreements, including the Miller Agreement and the Kassa Agreement, provide for lump-sum or salary continuation severance payments if the executives or key employees are terminated for a reason other than "cause" (as such term is defined in each respective agreement). The lump-sum severance payment equals 125% of base salary in the cases of Messrs. Miller and Kassa. In the event that all of the executives and key employees were terminated, the Company's maximum aggregate lump-sum severance payment obligation would be approximately $881,000.

OPTION GRANTS IN FISCAL YEAR 2000

           The following table sets forth information concerning the options to purchase Common Stock granted during fiscal 2000 under the 1999 Stock Plan to the named executive officer:

                                                                                               Potential Realizable Value at
                            Number of           % of Total                                        Assumed Annual Rates of
                            Securities        Options Granted                                           Stock Price
                            Underlying         To Employees         Exercise                   Appreciation for Option Term
                             Options             In Fiscal           Price        Expiration   --------------------------------
        Name              Granted (#)(1)         Year 2000         ($/Sh) (2)        Date          5% ($)          10% ($)
       ------            -----------------  --------------------   -----------   -------------  --------------   -------------
  Michael S. Marcus           20,000                9.3              $0.31        03/24/2010       $3,900           $9,900


(1) All options vest equally, at a rate of one-third of such options on each of March 24, 2001, March 24, 2002 and March 24, 2003. The 1999 Stock Plan provides for an acceleration of the vesting in the event of a "change in control" (as therein defined).

(2) Pursuant to the 1999 Stock Plan, the exercise price of the options shall not be less than 100% of the Fair Market Value (as therein defined) on the date the stock option is granted.

FISCAL YEAR END OPTION VALUE

           The following table summarizes exercises of stock options by the named executive officers during fiscal 2000, as well as the number of shares of Common Stock underlying unexercised options and the value of all unexercised in-the-money options held by the named executive officers at the end of fiscal 2000:

                                                              Number of Securities                  Value of Unexercised
                          Shares                             Underlying Unexercised                     In-the-Money
                         Acquired                        Options at Fiscal Year End (#)        Options at Fiscal Year End ($)
                            On            Value          ------------------------------        ------------------------------
         Name            Exercise        Realized         Exercisable      Unexercisable      Exercisable       Unexercisable
         ----            ---------       --------         -----------      -------------      -----------       -------------
Raymond J. Miller            -               -              125,000              100,000           -                  -
Joseph J. Kassa              -               -               75,000              100,000           -                  -
Michael S. Marcus            -               -               21,666               63,334           -                  -


INCENTIVE COMPENSATION PLAN

           In January 1996, the Company adopted a Management Incentive Compensation Plan (the "Incentive Compensation Plan") for the purpose of maximizing operating results of the Company by instilling in key employees a sense of participation in the Company's success. Pursuant to the Incentive Compensation Plan, cash awards are payable based upon the Company meeting a pre-determined earnings before depreciation and amortization, interest, taxes and reorganization items amount. No cash awards were earned during fiscal 2000. The Company intends to continue the Incentive Compensation Plan.

EXECUTIVE RETENTION PLAN

           The Company adopted the Weiner's Stores, Inc. Executive Retention Plan (the "Retention Plan") effective September 19, 2000. The purpose of the Retention Plan is to provide participants with an incentive to remain employed with the Company. The Retention Plan provides for a payment of a bonus ranging from 10% to 75% of a participant's base salary on the Plan Date (as defined in the Retention Plan) or, if earlier, payable 20% on January 15, 2001, 30% on August 20, 2001 and 50% on the Plan Date. If a participant is terminated by the Company for "cause" (defined in the Retention Plan), or is terminated due to the participant's retirement, resignation for any reason other than "good reason" (as defined in the Retention Plan), death or disability, then the participant is not entitled to receive benefits under the Retention Plan. The Retention Plan covers approximately 140 participants including the named executive officers identified in the Summary Compensation Table. The Retention Plan provides for a payment of a bonus in the case of Messrs. Miller and Kassa of 75% of their respective then current base salary, and in the case of Mr. Marcus of 50% of his then current base salary. The Retention Plan was assumed by the Company, as debtor-in-possession in its Chapter 11 case on November 22, 2000 as it relates to all participants other than Messrs. Miller and Kassa.

           In the event that all of the participants including Messrs. Miller and Kassa were terminated without cause, the Company's maximum lump-sum payment remaining under the Retention Plan would be approximately $1,159,000.

401 (K) PLAN

           The Company sponsors a 401(k) defined contribution plan. This plan allows participants to defer up to 15% of their compensation for any year. Company contributions are at the discretion of the Board of Directors.

STOCK INCENTIVE PLAN

           The Board of Directors has adopted the 1997 Stock Plan, which became effective on August 26, 1997, and the 1999 Stock Plan, which became effective June 24, 1999 (collectively, the "Stock Plans"). The Stock Plans are administered by the Compensation Committee of the Board of Directors (the "Stock Plan Committee"), which consists of at least three Board members who are

"disinterested persons" (as such term is defined in the rules and regulations under Section 16 of the Exchange Act). The Stock Plans are intended to provide incentives to eligible employees to remain employed by the Company and achieve the performance goals and objectives of the Company. The Chief Executive Officer and 53 other officers and other management employees (collectively, the "Eligible Employees") were deemed by the Stock Plan Committee to be eligible to participate in the Stock Plans. Pursuant to the Stock Plans, in March 2000 the Stock Plan Committee granted Eligible Employees, subject to vesting, incentive stock options to purchase 214,000 shares of Common Stock.

COMMON STOCK PERFORMANCE GRAPH

           The following graph sets forth the cumulative total stockholder return on the Company's Common Stock over the period during which the Common Stock has been registered pursuant to Section 12(g) of the Exchange Act (assuming a $100 investment in the Common Stock at the beginning of such period and the reinvestment of all dividends). Such period begins on May 19, 1998 and ends on February 2, 2001 (the last trading day of fiscal 2000). Also presented are the cumulative total stockholder returns for the same period (assuming a $100 investment in each at the beginning of the period and the reinvestment of all dividends) of the Standard & Poor's Small Cap 600 Stock Index and the Standard & Poor's Retail Stores Index.


                  **THE TABLE BELOW REPRESENTS THE INFORMATION
              INCLUDED IN THE ABOVE MENTIONED PERFORMANCE GRAPH**

                           TOTAL STOCKHOLDER RETURNS


COMPANY / INDEX            19MAY98    MAY98     JUN98      JUL98      AUG98       SEP98      OCT98      NOV98       DEC98
----------------------------------------------------------------------------------------------------------------------------
WEINER'S STORES, INC.        100      100.00     100.00    100.00      100.00      68.00      50.00       25.00      21.90
S&P SMALLCAP 600 INDEX       100       97.04      97.33     89.88       72.53      76.98      80.55       85.08      90.52
RETAIL (SPECIALTY)-SMALL     100       98.82     104.82     96.81       73.23      72.47      76.60       85.10      89.08


TABLE CONTINUED...


COMPANY / INDEX              JAN99       FEB99      MAR99      APR99       MAY99      JUN99       JUL99      AUG99      SEP99
---------------------------------------------------------------------------------------------------------------------------------

WEINER'S STORES, INC.          25.00      25.00      37.50       28.00      65.60      112.50      87.50      87.50       68.80
S&P SMALLCAP 600 INDEX         89.39      81.33      82.38       87.82      89.96       95.08      94.24      90.09       90.48
RETAIL (SPECIALTY)-SMALL       84.86      80.58      85.54       87.07      88.93       95.11      92.34      81.89       87.09


TABLE CONTINUED...


COMPANY / INDEX             OCT99      NOV99       DEC99      JAN00      FEB00       MAR00      APR00       MAY00      JUN00
-------------------------------------------------------------------------------------------------------------------------------

WEINER'S STORES, INC.        56.30       50.00      37.50      40.70       26.11      26.11       23.23      17.47      20.35
S&P SMALLCAP 600 INDEX       90.25       94.02     101.75      98.60      111.80     107.67      105.82     102.69     108.76
RETAIL (SPECIALTY)-SMALL     88.13       89.22      82.58      65.94       64.88      83.93       83.26      78.53      77.92


TABLE CONTINUED...


COMPANY / INDEX              JUL00       AUG00      SEP00       OCT00      NOV00      DEC00       JAN01
----------------------------------------------------------------------------------------------------------

WEINER'S STORES, INC.          17.47      13.94       11.62       5.02       4.18        2.23       2.79
S&P SMALLCAP 600 INDEX        106.09     115.49      112.35     113.05     101.28      113.76     116.36
RETAIL (SPECIALTY)-SMALL       81.38      77.55       78.62      75.99      69.98       78.52      85.98


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The Compensation Committee consists of three directors, all of whom are independent of management, and its function includes administration of the Stock Plans and other management compensation matters. The Compensation Committee currently consists of Mr.Webb, as its chairman, Mr. Lambert and Mr. Mir, none of whom was, during fiscal 2000 or prior thereto, an officer or employee of the Company or of its subsidiary.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee of the Board reviews and approves officers' salaries, stock option grants, and other executive and Company employee benefit plans and established policies relating to employee compensation. Recommendations regarding compensation of the Company's executive officers (other than the Chief Executive Officer) are prepared by Raymond J. Miller and submitted to the Compensation Committee of the Board of Directors for approval. Raymond J. Miller, who is an ad hoc member of the Compensation Committee, does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his own compensation, and does not vote on proposals before the Compensation Committee.

           With regard to the Chief Executive Officer, such compensation for fiscal 2000 was determined pursuant to the Miller Agreement. Future decisions regarding compensation of the Company's Chief Executive Officer will be made by the Compensation Committee subject to and in accordance with the Miller Agreement. Such decisions may be determined subjectively, and not necessarily tied to corporate performance, with consideration given to the Chief Executive Officer's level of responsibility and importance to the Company relative to other executives of the Company, his time served with the Company, individual performance and contributions to the successful implementation of significant initiatives that are expected to benefit the Company in the future. No fixed, relative weights are assigned to these subjective factors.

           The objectives of the Company's executive compensation policy are to align the interests of the stockholders and management while motivating and retaining key employees. The Company's executive compensation policies combine annual base compensation, incentive bonuses based on operating performance, and long term equity based incentives in order to achieve their overall objective. The Company believes that its programs, taken together, will attract and retain qualified executives who have a significant stake in the long-term success of the Company.

           All compensation for the other executive officers will be determined annually by the Compensation Committee (subject to the provisions of any employment agreements between the Company and such officers) and may be increased based on (a) the contribution of the individual to the Company, (b) increases in the scope and complexity of the individual's primary responsibilities, (c) increases in the cost of living, (d) increases in competitive salaries and (e) individual performance and contributions to the successful implementation of significant initiatives that are expected to benefit the Company. Such decisions may be determined subjectively, and not necessarily tied to corporate performance. No fixed, relative weights are assigned to these subjective factors.

           The Compensation Committee believes that a significant portion of the key executives' total compensation should be performance-based. The Compensation Committee has focused on earnings before interest, taxes, depreciation, amortization and reorganization items ("EBITDA") as the performance measurement upon which incentive compensation should be based. The Compensation Committee believes growth in this measurement is ultimately the key determinant of stockholder value and allows management to make investment decisions that will provide long-term benefits to the stockholders. Target levels of EBITDA are set each year by the Compensation Committee based on the prior year's performance. Incentive compensation earned can be up to 60% of base salary in the cases of Messrs. Miller and Kassa and 45% of base salary in the case of Mr. Marcus. No such performance-based compensation was earned during fiscal 2000. The Compensation Committee reserves the right to make discretionary bonuses in unusual circumstances.

           Long-term incentives are provided by the grant of stock options. The purposes of these equity-based incentives are to retain these employees and to align the long-term interests of management with the stockholders. Stock options are granted at their fair market value. Options vest over a period of time, as determined by the Compensation Committee. Factors determining stock option grants are similar to the factors determining increases in base pay.

           The Compensation Committee believes that the Company's overall compensation policies are appropriate to align the interests of management and the stockholders and to retain key executives.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                             F. Hall Webb, Chairman
                               Randall L. Lambert
                                   Gasper Mir

REPORT OF THE AUDIT COMMITTEE

           The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

           The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee under SAS 61 and generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

           The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 for filing with the Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                  THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              Gasper Mir, Chairman
                               Randall L. Lambert
                                  F. Hall Webb

           The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Transactions and Settlements with Chase Bank of Texas. In respect of claims of Chase Bank of Texas ("Chase") against the Company, pursuant to the Company's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated June 24, 1997, as amended (the "1997 Plan of Reorganization"), Chase was issued 8,558,252 shares of Common Stock in August 1997 and was issued an additional 50,765 shares of Common Stock in September 1998 as its pro rata share of certain unclaimed distributions, also pursuant to the 1997 Plan of Reorganization. In August 1997, the Company and Chase entered into a Registration Rights Agreement and the Company executed and delivered a General Release to Chase. In consideration of such release, Chase agreed to waive its claims, if any, for an administration expense on account of having made a substantial contribution pursuant to section 503(b) of the Bankruptcy Code.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AS SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors has appointed Ernst & Young LLP, independent auditors, as the principal independent auditors of the Company and its subsidiary for fiscal year 2001 ending February 2, 2002. Fees for the last annual audit are estimated to be $125,000 and all other fees were $43,800, including audit related services of $21,500 and non-audit services of $22,300. Audit related services generally include fees for audits of employee benefit plans and consultation on accounting standards or transactions. Ernst & Young LLP has no investment in the Company or its subsidiary. It is intended that such appointment be submitted to the stockholders for ratification at the Annual Meeting. If the appointment of Ernst & Young LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will consider whether to appoint other independent auditors.

           It is expected that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2001 ENDING FEBRUARY 2, 2002.

PROPOSAL 3.  AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

           Article Fourth of the Company's Restated Certificate of Incorporation (the "Charter") provides that the total number of shares of all classes of capital stock which the Company has authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, without par value ("Preferred Stock"), and 50,000,000 shares of Common Stock. The Board of Directors has approved an amendment (the "Amendment") to the Charter to (i) reduce the total number of authorized shares of all classes of capital stock to 30,000,000 shares, all of which will be shares of Common Stock, thereby eliminating any authorized shares of Preferred Stock, (ii) eliminate the third paragraph of Article Fourth of the Charter, which grants authority to the Board to designate, issue and fix the voting powers, preferences and other rights of series of Preferred Stock (commonly referred to as a "blank check preferred stock" provision) and (iii) eliminate all references to Preferred Stock in the fourth paragraph of Article Fourth of the Charter. The Board has directed that the Charter amendment be submitted to the stockholders for approval at the Annual Meeting.

           Upon the approval of the Amendment by the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock, the Amendment will be adopted.

           On October 16, 2000, the Company filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware seeking to reorganize under Chapter 11 of the United States Bankruptcy Code and is currently operating as a debtor-in-possession under the Bankruptcy Code. In light of these circumstances, the Board considers it prudent and in the best interests of the Company to reduce the number of shares of authorized capital stock in order to reduce the Company's annual Delaware franchise tax obligation, which is calculated based on the number of authorized shares of capital stock of the Company. It is expected that approval of the Amendment and amendment of the Charter accordingly would reduce the Company's annual franchise tax by approximately $65,000.

           The issuance of Preferred Stock or a substantial amount of Common Stock, or options to purchase Preferred Stock or a substantial amount of Common Stock, might impede a business combination by enabling a holder thereof to exercise voting rights. Adoption of the Amendment would eliminate the Board's ability to issue Preferred Stock and reduce the number of shares of Common Stock the Board could issue. Although the Board is required to make any determination to issue any such shares based on its judgment as to the best interests of the stockholders of the Company, adoption of the Amendment would restrict the Board's ability to act in a manner that could discourage an acquisition attempt.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE CHARTER.

                                  OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors knows of no matters to be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                              SOLICITATION EXPENSES

           The Company will bear the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of the Company's Board of Directors. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, brokers and other custodians for the reasonable costs of sending the proxy materials to the beneficial owners of the Common Stock.

                              STOCKHOLDER PROPOSALS

           Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2001 and the proposals must meet certain eligibility requirements under the rules of the Commission. Proposals must be addressed to Weiner's Stores, Inc., 6005 Westview Drive, Houston, TX 77055, to the attention of the Corporate Secretary.

           Stockholder proposals submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by the Company no later than December 17, 2001, except that, with respect to nominations of one or more persons for election as directors, written notice of the stockholder's intent to make such nomination(s), which notice must comply in all respects with the requirements therefor set forth in the Company's bylaws, must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by the Company's Corporate Secretary no later than March 25, 2002. If a proposal or notice of nomination is received after such respective date, the

Company's proxy for the 2002 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2002 Annual Meeting of Stockholders.




                                By Order of the Board of Directors


                                Michael S. Marcus
                                Secretary

                                                                    APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K or the annual report to shareholders if distributed prior to the filing of Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF STOCKHOLDERS
                              WEINER'S STORES, INC.



                                  MAY 24, 2001







                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

                   PLEASE MARK YOUR
   A     |X|       VOTES AS IN THIS
                   EXAMPLE.
                                 WITHHOLD     NOMINEES:    Raymond J. Miller
                      FOR       AUTHORITY                  Herbert R. Douglas
(1) ELECTION OF                                            Randall L. Lambert                          FOR     AGAINST     ABSTAIN
   DIRECTORS          [ ]          [ ]                     Gasper Mir
                                                           F. Hall Webb          (2) PROPOSAL NO. 2    [ ]       [ ]         [ ]
FOR, EXCEPT VOTE WITHHELD FROM THE
FOLLOWING
NOMINEES:________________________________


                                                                                                       FOR     AGAINST     ABSTAIN

                                                                                 (3) PROPOSAL NO. 3    [ ]       [ ]         [ ]


SIGNATURE ______________  DATE____, 2001       _________________ DATE____, 2001
                                               SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears on the certificates representing shares to be voted by this proxy, as shown on the label above. When signing as an executor, administrator, attorney, trustee or guardian, please give full name as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                              WEINER'S STORES, INC.
                    6005 WESTVIEW DRIVE, HOUSTON, TEXAS 77055

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints Raymond J. Miller and Michael S.

Marcus, and any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of Common Stock of Weiner's Stores, Inc. held of record by the undersigned on March 26, 2001, at the Annual Meeting of Stockholders to

be held on May 24, 2001 or any adjournments or postponements thereof.



                         (TO BE SIGNED ON REVERSE SIDE)